EXHIBIT 17(a)

FORM OF PROXY CARDS

PROXY TABULATOR P.O. BOX 9112 FARMINGDALE, NY 11735

To vote by Internet

1)       Read the Proxy Statement and have the proxy card below at hand.

2)       Go to website www.proxyvote.com

3)       Follow the instructions provided on the website.

To vote by Telephone

1)       Read the Proxy Statement and have the proxy card below at hand.

2)       Call 1-800-690-6903

3)       Follow the instructions.

To vote by Mail

1)       Read the Proxy Statement.

2)       Check the appropriate boxes on the proxy card below.

3)       Sign and date the proxy card.

4)       Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M00000-P00000		KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY
BERWYN FUND
The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote "FOR" each proposal, and to grant discretionary power to vote upon such other business as may properly come before the Special Meeting.
		For	Against	Abstain
1. To approve a Plan of Reorganization (the “Plan”) between the Berwyn Fund and the Chartwell Small Cap Value Fund (the “Small Cap Fund”), each series of the Trust, providing for (i) the acquisition of substantially all of the assets of the Berwyn Fund by the Small Cap Fund in exchange solely for shares of the Small Cap Fund; (ii) the distribution of such shares to the shareholders of the Berwyn Fund; and (iii) the complete liquidation and dissolution of the Berwyn Fund (the “Reorganization”).		☐	☐	☐

The undersigned acknowledges receipt with this proxy of a copy of the Notice of the Special Meeting of Shareholders and the Proxy Statement.

Please sign exactly as name appears above. If shares are held in the name of joint owners, each should sign, if possible. Attorneys-in-fact, executors, administrators, etc., should give full title. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders:

The Notice and Proxy Statement is available at www.proxyvote.com.

M00000-P00000
PROXY	PROXY

THE CHARTWELL FUNDS

BERWYN FUND

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 26, 2018

This Proxy is solicited on behalf of the Board of Trustees of The Chartwell Funds (the “Trust”), on behalf of the Berwyn Fund (the “Fund”). Revoking any such prior appointments, the undersigned hereby appoints as proxies [       ] and [        ] (or, if only one shall act, that one), and each of them (with power of substitution), to vote all shares of the Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at 3:00 p.m. Eastern time, on April 26, 2018, at the offices of the Trust, 1205 Westlakes Drive, Suite 100, Berwyn, PA 19312, and any adjournment(s) thereof (the “Special Meeting”), with all the power the undersigned would have if personally present. This proxy shall be voted on the proposal described in the Proxy Statement and as specified on the reverse side. In their discretion, the proxies may vote with respect to all other matters that properly come before the Special Meeting. Receipt of the Notice of the Special Meeting and the accompanying Proxy Statement is hereby acknowledged.

IF NO SPECIFICATION IS MADE AND THE PROXY IS SIGNED AND RETURNED, THE PROXY SHALL BE VOTED FOR THE PROPOSAL.

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. IF YOU ARE NOT VOTING BY

PHONE OR INTERNET, PLEASE SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN

IT PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE SIGN AND DATE ON THE REVERSE SIDE OF THIS CARD